SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2014

HOME BANCORP WISCONSIN, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-55183	46-3383278
(State or Other Jurisdiction Identification No.)	(Commission File No.)	(I.R.S. Employer of Incorporation)

3762 East Washington Avenue, Madison, Wisconsin	53704
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (608) 282-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

On April 23, 2014, Home Bancorp Wisconsin, Inc. (the “Company”), the holding company for Home Savings Bank (the “Bank”), issued a press release announcing that it completed its stock offering in connection with the mutual-to-stock conversion of the Bank on April 23, 2014. The Company sold 899,190 shares of common stock at $10.00 per share in its subscription and community offerings for gross proceeds of approximately $9.0 million, including 71,935 shares purchased by Home Savings Bank’s employee stock ownership plan.  The Company’s press release is included as Exhibit 99.1 to this report.

Item 9.01     Financial Statements and Exhibits

Exhibit	Description

99.1	Press Release, dated April 23, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOME BANCORP WISCONSIN, INC.

DATE: April 23, 2014	By:	/s/ James R. Bradley
James R. Bradley
President and Chief Executive Officer